Exhibit 10.1

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”), dated as of June 30, 2009, is by and among Real Estate Investment Group L.P., a Bermuda limited partnership (“REIG”), IRSA Inversiones y Representaciones Sociedad Anónima, a stock corporation organized under the laws of the Republic of Argentina (“IRSA”), Dolphin Fund Ltd., a Bermuda exempt company (“Dolphin Fund”), Hersha Hospitality Trust, a Maryland real estate investment trust (the “Company”), and Citibank, N.A., a national banking association organized and existing under the laws of the United States of America (“Citi”). Citi shall be a party to this Agreement for so long as the Pledge Agreement (as hereinafter defined) remains effective in accordance with its terms (provided that the provisions of Article IV shall survive for the benefit of Citi).

WHEREAS, on August 4, 2009, REIG purchased from the Company 5,700,000 shares (the “Primary Shares”) of the Company’s Priority Class A common shares of beneficial interest, par value $0.01 per share (“Common Shares”), pursuant to that certain Purchase Agreement (the “Purchase Agreement”), dated as of August 4, 2009, by and among  REIG, the Company and Hersha Hospitality Limited Partnership, L.P., a Virginia limited partnership (the “Operating Partnership”);

WHEREAS, in connection with the sale and purchase of the Primary Shares, the Company and REIG entered into that certain Investor Rights and Option Agreement, dated August 4, 2009, by and among REIG, IRSA and the Company (the “Investor Rights and Option Agreement”), pursuant to which the Company granted REIG the option (the “Option”) to purchase 5,700,000 additional Common Shares (the “Option Shares”) on the terms contained therein;

WHEREAS, in connection with the issuance of the Primary Shares, the Company entered into that certain Registration Rights Agreement, dated August 4, 2009 with REIG and IRSA (solely for the purpose of Section 5.6 of such agreement in the case of IRSA);

WHEREAS, prior to the date hereof, REIG acquired an additional (i) 4,789,917 Common Shares in the Company’s Underwritten Offering (as hereinafter defined) completed on January 15, 2010 and (ii) 3,864,000 Common Shares in the Company’s Underwritten Offering (as hereinafter defined) completed on March 19, 2010;

WHEREAS, prior to the date hereof, IRSA acquired an additional (i) 629,206 Common Shares through open market purchases and (ii) 190,700 Common Shares from Inversora Bolívar S.A. (“IBOSA”) on November 27, 2009 pursuant to a merger transaction between IRSA and IBOSA, which shares were previously acquired by IBOSA through open market purchases prior to August 11, 2009;

WHEREAS, prior to the date hereof, Dolphin Fund acquired an additional 333,333 Common Shares in the Company’s Underwritten Offering completed on January 15, 2010;

WHEREAS, IRSA, REIG and Citi have entered into that certain Pledge Agreement, dated as of May 21, 2010 (the “Pledge Agreement”), pursuant to which IRSA granted a security interest to Citi in 819,906 Common Shares (the “IRSA Pledged Shares”) and REIG granted a security interest to Citi in 14,353,917 Common Shares (the “REIG Pledged Shares,” and together with the IRSA Pledged Shares, the “Pledged Shares”).

WHEREAS, in light of the foregoing transactions, the parties hereto wish to amend and restate the Registration Rights Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I
DEFINITIONS

Unless otherwise indicated to the contrary, capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Purchase Agreement.  In addition, the following terms, as used herein, have the following meanings:

“Business Day” means any day except a Saturday, Sunday or other day on which banks in New York, New York and Buenos Aires, Argentina are authorized by law to close.

“Commission” means the U.S. Securities and Exchange Commission.

“Damages Payment Date” shall mean the later of (i) five (5) Business Days and (ii) the first day of the calendar month, following the date on which a Registration Default shall have occurred.

“Default Rate” has the meaning set forth in Section 2.1(e).

“Effectiveness Date” has the meaning set forth in Section 2.1(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“FINRA” has the meaning set forth in Section 3.1(l).

“Holders” means IRSA, REIG and Dolphin Fund, and any direct or indirect transferee of any Registrable Shares, including Citi. For purposes of this Agreement, Citi shall become a Holder if all or any portion of the Pledged Shares have been transferred to Citi in accordance with the Pledge Agreement.

“Holders’ Counsel” means one counsel for the Holders that is selected in writing by the Requisite Holders.

“Indemnified Party” has the meaning set forth in Section 4.3.

“Indemnifying Party” has the meaning set forth in Section 4.3.

“Initial Holders” means IRSA, REIG and Dolphin Fund.

“Inspectors” has the meaning set forth in Section 3.1(i).

“Liquidated Damages” has the meaning set forth in Section 2.1(e).

“Option” has the meaning set forth in the recitals.

“Option Shares” has the meaning set forth in the recitals.

“Person” or “Persons” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or other entity or government or other agency or political subdivision thereof.

“Primary Shares” has the meaning set forth in the recitals.

“Records” has the meaning set forth in Section 3.1(i).

“Registrable Shares” means (i) the 819,906 Common Shares held by or for the account of IRSA as of the date hereof; (ii) the 14,353,917 Common Shares held by or for the account of REIG as of the date hereof, (iii) the 161,833 Common Shares held by or for the account of Dolphin Fund as of the date hereof; (iv) any shares acquired by any Initial Holder or affiliate thereof pursuant to the preemptive rights set forth in the Investor Rights and Option Agreement on or after the date hereof; (v) any Option Shares acquired by REIG or, subject to the terms and conditions of the Investor Rights and Option Agreement, its transferees in connection with the exercise of the Option and (vi) any other equity security held by or for the account of a Holder that was issued or is issuable with respect to the Primary Shares or the Option Shares by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.  As to any particular Registrable Shares, such securities shall only cease to be Registrable Shares when (a) a registration statement with respect to the sale of such securities has been declared effective by the Commission and all such Registrable Shares have been disposed of under such registration statement or (b) such time as all such Registrable Shares have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act.

“Registration Default” has the meaning set forth in Section 2.1(e).

“Registration Expenses” has the meaning set forth in Section 3.2.

“Requisite Holders” means Holders holding a majority of the Registrable Shares at any time.

“Rule 144” means Rule 144 (or any successor rule of similar effect) promulgated under the Securities Act.

“Rule 415” means Rule 415 (or any successor rule of similar effect) promulgated under the Securities Act.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Selling Holder” means any Holder who is selling Registrable Shares pursuant to a public offering registered hereunder.

“Shelf Filing Date” has the meaning set forth in Section 2.1(a).

“Shelf Registration Period” has the meaning set forth in Section 2.1(b).

“Shelf Registration Statement” has the meaning set forth in Section 2.1(a).

“Successor” has the meaning set forth in Section 5.11.

“Underwriter” means a securities dealer who purchases any Registrable Shares or other securities of the Company as a principal for the resale of such securities and not as part of such dealer’s market-making activities.

“Underwritten Offering” means any sale of Common Shares for the account of the Company to an Underwriter or Underwriters on a firm commitment basis.

ARTICLE II
REGISTRATION RIGHTS

2.1            Shelf Registration.

(a)            The Company shall (i) use commercially reasonable efforts to prepare and file with the Commission, as soon as reasonably practicable following the date of this Agreement but in no event later than June 30, 2010 (the “Shelf Filing Date”), a registration statement (such registration statement, including any replacement registration statement, the “Shelf Registration Statement”) with respect to the Registrable Shares under the Securities Act on Form S-3 (or any similar or successor form or other form to the extent that Form S-3 is not available), which Shelf Registration Statement (A) shall be an automatic shelf registration statement if the Company is then a “well known seasoned issuer” (within the meaning of the Securities Act), providing for the registration and the sale by the Holders on a continuous or delayed basis pursuant to Rule 415 of the Registrable Shares, (B) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporated by reference all financial statements required by the Commission to be filed therewith or be incorporated therein and (C) shall be reasonably acceptable to the Holders’ Counsel, and (ii) use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter but in no event later than (x) July 15, 2010 (if the Commission does not review and comment on such Shelf Registration Statement)  or (y) as soon as reasonably practicable but in no event later than September 15, 2010 (if the Commission reviews and comments on such Shelf Registration Statement) (the “Effectiveness Date”). The Shelf Registration Statement shall be on an appropriate form and shall provide for the resale of the Registrable Shares from time to time, including pursuant to Rule 415, and subject to Section 2.2(b), pursuant to any method or combination of methods legally available by the Holders, and the registration statement and any form of prospectus included or incorporated by reference therein (or any prospectus supplement relating thereto) shall reflect such plan of distribution or method of sale.

(b)            The Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective for the period beginning on the Effectiveness Date and ending on the date that all of the Registrable Shares registered under the Shelf Registration Statement cease to be Registrable Shares (the “Shelf Registration Period”).  During the Shelf Registration Period, the Company shall (i) subject to Section 2.1(c) hereof, prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be (A) necessary to keep the Shelf Registration Statement continuously effective for the Shelf Registration Period or (B) reasonably requested by the Requisite Holders (whether or not required by the form on which the securities are being registered), and shall use commercially reasonable efforts to cause each such amendment to be declared effective by the Commission, if required, as soon as practicable after the filing thereof, (ii) subject to Section 2.1(c) hereof, use commercially reasonable efforts to cause any related prospectus to be supplemented by any required supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act (or any similar provisions then in force under the Securities Act), to the extent required, and (iii) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended methods of disposition as may be reasonably requested from time to time by the Holders and set forth in such Shelf Registration Statement as so amended or such prospectus as so supplemented.

(c)            If a majority of the independent trustees of the Company’s Board of Trustees (as determined in accordance with New York Stock Exchange and Commission rules and regulations) determines in its good faith judgment that the availability of the Shelf Registration Statement or the use of any related prospectus would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company’s ability to consummate a significant transaction, and that the Company is not otherwise required by applicable securities laws or regulations to disclose, upon written notice from the Company of such determination by the Company’s Board of Trustees, the rights of the Holders to offer, sell or distribute any Registrable Shares pursuant to the Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Shares pursuant to the Shelf Registration Statement shall be suspended until the earlier of (i) the date upon which the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this Section 2.1(c) is no longer necessary and the Holders have received copies of any required amendment or supplement to the relevant prospectus, and (ii) forty-five (45) days.  The Company agrees to give such notice as promptly as practicable following the date that such suspension of rights is no longer necessary.

(d)            The Company may not utilize the suspension rights under Section 2.1(c) more than one time in any three-month period nor more than three times in any 12-month period.  Each Holder agrees by acquisition of the Registrable Shares that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.1(c), such Holder will forthwith discontinue its disposition of Registrable Shares pursuant to the Shelf Registration Statement relating to such Registrable Shares until the expiration of the applicable suspension period as provided in Section 2.1(c).

(e)            To the extent that Registrable Shares remain outstanding and the Shelf Registration Statement has been filed and has been declared effective and thereafter ceases to be effective (without being succeeded by a replacement shelf registration statement which is filed and declared effective) or usable (including as a result of any suspension period under Section 2.1(c) hereof but not by virtue of Section 2.1(f) below) for the offer and sale of such Registrable Shares for any period of time (including any suspension period under Section 2.1(c) hereof but not by virtue of Section 2.1(f) below) exceeding 45 days in any three-month period or 135 days in any 12-month period (such event, a “Registration Default”), the Company shall pay liquidated damages (“Liquidated Damages”) to the Holders, in cash, for the period during which any such Registration Default shall be continuing, at a rate per week equal to 25 basis points of the total purchase price of the Registrable Shares held by Holders (prorated for partial weeks).  All accrued Liquidated Damages shall be paid by the Company by the following Damages Payment Date.  In the event that any Liquidated Damages are not paid by the Company on the applicable Damages Payment Date, then to the extent permitted by law, such overdue Liquidated Damages, if any, shall bear interest until paid at the prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal, plus 2% (the “Default Rate”).  All accrued Liquidated Damages and any interest thereon shall be paid by wire transfer of immediately available funds or by federal funds check by the Company to Holders pro rata, based on the respective numbers of Registrable Shares then held by such Holder.  THE PARTIES ACKNOWLEDGE THAT DAMAGES FROM A FAILURE TO HAVE THE SHELF REGISTRATION STATEMENT REMAIN EFFECTIVE ARE DIFFICULT TO MEASURE AND THAT THE PAYMENTS PROVIDED FOR IN THIS SECTION 2.1(e) ARE REASONABLE LIQUIDATED DAMAGES AND NOT A PENALTY.  Promptly (but in no event more than five Business Days) after the occurrence or the termination of a Registration Default, the Company shall give the Holders at such time notice of such occurrence or termination (as applicable); provided, however, that the failure by the Company to give such notice shall not subject the Company to any further Liquidated Damages following the termination of the Registration Default.

(f)            The parties hereto acknowledge and agree that for so long as Eduardo Elsztain or another affiliate of the Initial Holders is on the Board of Trustees of the Company, he and they shall be subject to blackout periods and other trading restrictions and policies imposed on all Board members and executive officers of the Company generally.

2.2            Piggyback Rights.

(a)            If the Company proposes to conduct an Underwritten Offering, the Company shall give written notice of such proposed Underwritten Offering to the Holders as soon as reasonably practicable, but in no event less than ten (10) Business Days before the anticipated offering date (four (4) Business Days before the anticipated offering date if such Underwritten Offering is an “overnight” offering or similar expedited offering (an “Expedited Offering”), undertaking to provide each Holder the opportunity to participate in such Underwritten Offering on the same terms and conditions as the Company.  Each Holder will have seven (7) Business Days (three (3) Business Days in the case of an Expedited Offering) after receipt of any such notice to notify the Company as to whether it wishes to participate in such Underwritten Offering; provided that should a Holder fail to provide timely notice to the Company, such Holder will forfeit any rights to participate in such Underwritten Offering.  If the Company shall determine in its sole discretion to delay the proposed Underwritten Offering, the Company shall provide written notice of such determination to the Holders and shall thereupon be permitted to delay such Underwritten Offering.  In connection with any Underwritten Offering in which any Holder is exercising piggyback rights pursuant to this Section 2.2, the Company shall be entitled to select the Underwriters in connection with such Underwritten Offering.

(b)            If the managing Underwriter of an Underwritten Offering advises the Company that the inclusion of Registrable Shares by a Holder would materially adversely affect such Underwritten Offering, the Company shall include in such Underwritten Offering, as to each Holder exercising piggyback rights pursuant to this Section 2.2 and any other Person or Persons having a contractual right to request their Common Shares be included in such Underwritten Offering, that number of Common Shares that the Company is so advised can be sold in such Underwritten Offering without materially and adversely affecting such Underwritten Offering, determined as follows:

(i)             First, for the Holders electing to participate in such Underwritten Offering, such number of Registrable Shares equal to twenty-five percent (25%) of the number of Common Shares able to be sold as determined by the managing Underwriter; provided that Citi, as the Holder of the Pledged Shares, and Dolphin Fund, as the Holder of 161,833 Common Shares held by or for the account of Dolphin Fund as of the date hereof, shall have the right to participate in such Underwritten Offering on a pro rata basis prior to the other Holders;

(ii)            Second, for the Company, the remaining number of Common Shares able to be sold as determined by the managing Underwriter;

(iii)           Third, for each remaining holder of Common Shares securities who holds contractual piggyback rights, other than the Holders described above in clause (i), the fraction of such holder’s Common Shares proposed to be sold that is obtained by dividing (A) the remaining number of Common Shares that such holder proposes to include in such Underwritten Offering by (B) the total remaining number of Common Shares proposed to be sold in such Underwritten Offering by all such holders; and

(iv)           Fourth, for each remaining holder of Common Shares, other than the Holders described above in clause (i) and the holders described above in clause (iii), if any, who are permitted by the Company to so participate, such number of Common Shares as is determined by multiplying (A) the remaining Common Shares able to be sold as determined by the managing Underwriter, by (B) the fraction obtained by dividing (1) the number of Common Shares that such holder proposes to include in such Underwritten Offering by (2) the total number of Common Shares proposed to be sold in such Underwritten Offering by all such remaining holders.

ARTICLE III
REGISTRATION PROCEDURES

3.1            Filings; Information.  In connection with the registration of Registrable Shares pursuant to Section 2.1:

(a)            The Company will prepare and file with the Commission a registration statement on any form for that the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Shares to be registered thereunder in accordance with the intended method of distribution thereof, as may be reasonably necessary to effect the sale of such securities, the Company may require Holders to promptly furnish in writing to the Company such information regarding such Holders, the plan of distribution of the Registrable Shares and other information as the Company may be legally required to disclose in connection with such registration.

(b)            The Company will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the Holders, and each applicable managing Underwriter, if any, copies thereof, and thereafter furnish to the Holders and each such Underwriter, if any, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as the Holders or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Shares by the Holders.

(c)            After the filing of the registration statement, the Company will promptly notify the Holders of any stop order issued or, to the Company’s knowledge, threatened to be issued by the Commission and use its commercially reasonable efforts to prevent the entry of such stop order or to remove it if entered.

(d)            In addition to the requirements imposed on the Company elsewhere herein, the Company will qualify the Registrable Shares for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Holders may reasonably request; keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be necessary or advisable to enable each Holder to consummate the disposition of the Registrable Shares owned by such Holder in such jurisdictions; provided that the Company will not be required to (i) qualify to generally do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction.

(e)            The Company will as promptly as is practicable notify the Holders, at any time when a prospectus relating to the sale of the Registrable Shares is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the Holders and to the Underwriters any such supplement or amendment.  Upon receipt of any notice of the occurrence of any event of the kind described in the preceding sentence, the Holders will forthwith discontinue the offer and sale of Registrable Shares pursuant to the registration statement covering such Registrable Shares until receipt by the Holders and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Company, the Holders shall deliver to the Company all copies, other than permanent file copies then in the possession of the Holders, of the most recent prospectus covering such Registrable Shares at the time of receipt of such notice.  Furthermore, in the event the Company shall give such notice, the Company shall, as promptly as is practical, prepare a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)             The Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions (including, without limitation, participation in road shows and investor conference calls) as are required in order to expedite or facilitate the sale of such Registrable Shares.

(g)            At the request of any Underwriter in connection with an underwritten offering, the Company will furnish (i) an opinion of counsel, addressed to the Underwriters and the Selling Holders, covering such customary matters as the managing Underwriter and the Selling Holders may reasonably request and (ii) a comfort letter or comfort letters from the Company’s independent public accountants addressed to the Underwriters and the Selling Holders covering such customary matters as the managing Underwriter or the Selling Holders may reasonably request.

(h)            If requested by the managing Underwriter or any Selling Holder, the Company shall promptly incorporate in a prospectus supplement or post effective amendment such information as the managing Underwriter or any Selling Holder reasonably requests to be included therein, including without limitation, with respect to the Registrable Shares being sold by such Selling Holder, the purchase price being paid therefore by the Underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post effective amendment.

(i)             The Company shall promptly make available for inspection by any Selling Holder or Underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such Selling Holder or Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall reasonably be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (i) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise.

(j)             The Company shall cause the Common Shares included in any registration statement to be listed on each securities exchange on which securities issued by the Company are then listed, if the Registrable Shares so qualify.

(k)            The Company shall provide a CUSIP number for the Registrable Shares included in any registration statement not later than the effective date of such registration statement.

(l)             The Company shall cooperate with each Selling Holder and each Underwriter participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”).

(m)           The Company shall participate in any financial roadshow organized for purposes of publicizing the sale or other disposition of the Registrable Shares.  Such participation shall include, but not be limited to, dispatch by the Company of personnel to assist in each presentation made during the roadshow, and provision of the Company data needed for purposes of the roadshow.

(n)            The Company shall, during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Section 13(a) of the Exchange Act.

3.2            Registration Expenses.  In connection with any registration effected hereunder, the Holders shall pay all expenses incurred in connection with such registration (the “Registration Expenses”), including without limitation: (i) registration and filing fees with the Commission and FINRA, (ii) all fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Shares), (iii) printing expenses, messenger and delivery expenses, (iv) fees and expenses incurred in connection with the listing or quotation of the Registrable Shares, (v) fees and expenses of counsel to the Company and the fees and expenses of independent certified public accountants for the Company (including fees and expenses associated with the special audits or the delivery of comfort letters), (vi) the fees and expenses of any additional experts retained by the Company in connection with such registration and (vii) the fees and expenses of other persons retained by the Company, whether or not any registration statement becomes effective.  Notwithstanding anything contained herein to the contrary, any expenses required to be paid by Citi shall instead be paid by IRSA; provided, however, that, expenses required to be paid by any Selling Holder may be netted from the proceeds of the sale of the Registrable Shares by such Selling Holder.

ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION

4.1            Indemnification By the Company.  The Company agrees to indemnify, and hold harmless each Selling Holder and its respective officers, directors, partners, shareholders, members, employees, agents and representatives, and each Person, if any, that controls such Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any registration statement or prospectus relating to the Registrable Shares (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, including all documents attached thereto or incorporated by reference therein, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by or based upon any information furnished in writing to the Company by or on behalf of such Selling Holder or by such Selling Holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Selling Holder with copies of the same; provided, however, that the Company shall have no obligation to indemnify under this sentence to the extent any such losses, claims, damages or liabilities have been determined by a court of competent jurisdiction to have resulted from such Selling Holder’s willful misconduct, gross negligence or an intentional act or omission in violation of applicable law.  The Company also agrees to indemnify any Underwriter of the Registrable Shares and its officers and directors, and each Person, if any, that controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, on substantially the same basis as that of the indemnification of each Selling Holder provided in this Section 4.1, except insofar as such losses, claims, damages or liabilities are caused by or based upon any information furnished in writing to the Company by or on behalf of such Underwriter or by such Underwriter’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Underwriter with copies of the same; provided, however, that the Company shall have no obligation to indemnify under this sentence to the extent any such losses, claims, damages or liabilities have been finally and non-appealably determined by a court to have resulted from any such Underwriter’s willful misconduct or gross negligence.  The obligations of the Company under this Section 4.1 shall be in addition to any liability that the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 4.1 shall be in addition to any liability that such Indemnified Person may otherwise have to the Company.  The remedies provided in this Section 4.1 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

4.2            Indemnification By Selling Holders.  Each Selling Holder agrees to indemnify, and hold harmless the Company, its officers and trustees, and each Person, if any, that controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) caused by, arising out of, resulting from or related to (i) any intentional act or intentional omission by such Selling Holder in violation of applicable law, or (ii) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any registration statement or prospectus relating to the Registrable Shares (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, including all documents attached thereto or incorporated by reference therein, or (iii) caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but, in the case of clause (ii) and (iii), only with reference to information furnished in writing by or on behalf of such Selling Holder to the Company for use in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto or any preliminary prospectus.  Each Selling Holder also agrees to indemnify and hold harmless any Underwriter of the Registrable Shares and its officers and directors, and each Person, if any, that controls such Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, on substantially the same basis as that of the indemnification of the Company provided in this Section 4.2, but only with reference to information furnished in writing by or on behalf of such Selling Holder for use in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto or any preliminary prospectus.  Each such Selling Holder’s liability under this Section 4.2 shall be limited to an amount equal to the net proceeds (after deducting the applicable underwriting discount and expenses associated with such Selling Holder’s Registrable Shares sold thereunder) received by such Selling Holder from the sale of such Registrable Shares by such Selling Holder.  The obligation of each Selling Holder hereunder shall be several and not joint.  IRSA shall reimburse Citi for the amount paid or payable to an Indemnified Person (as defined below) by Citi, as a Selling Holder, as a result of any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) referred to in this Section 4.2 unless such losses, claims, damages, liabilities, costs and expenses (including attorneys’ fees) have been caused by, arose out of, resulted from or related to Citi’s willful misconduct, gross negligence or bad faith.

4.3            Conduct Of Indemnification Proceedings.  In case any proceeding (including any investigation by any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic (federal, state or municipal) or foreign governmental entity) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4.1 or Section 4.2, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded or joined parties) include both the Indemnified Party and the Indemnifying Party and, in the written opinion of counsel for the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties; provided, however, if Citi is one of such Indemnified Parties, then Citi shall have the sole right to select any such counsel. All such fees and expenses shall be reimbursed as they are incurred.  In the case any such separate firm for the Indemnified Parties exists, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent (not to be unreasonably withheld), or if a final judgment is entered for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

4.4            Contribution.

(a)            If the indemnification provided for in this Article IV is, by operation of law unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities in respect of which indemnity is to be provided hereunder, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Company, a Selling Holder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b)            The Company and each Selling Holder agrees that it would not be just and equitable if contribution pursuant to this Section 4.3 were determined by pro rata allocation (even if the Selling Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Each Selling Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by such Selling Holder exceeds the amount of any damages that such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE V
MISCELLANEOUS

5.1            Participation In Underwritten Offerings.  (a)  No Holder may participate in any underwritten registered offering contemplated hereunder, including any Underwritten Offering, unless such Holder (i) agrees to sell its Registrable Shares on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (ii) completes and executes all (to the extent reasonable and customary) questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement, and (iii) furnishes in writing to the Company such information regarding such Holder, the plan of distribution of the Registrable Shares and other information as the Company may from time to time reasonably request or as may legally be required in connection with such underwritten registered offering, including any Underwritten Offering; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such underwritten registered offering other than representations and warranties as to such Holder’s ownership of his or its Registrable Shares to be sold or transferred in a manner that is free and clear of all liens, claims and encumbrances, such Holder’s power and authority to effect such transfer and such matters pertaining to compliance with securities laws as may reasonably be requested; provided further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting agreements shall be several, and not joint and several, among such Holders selling Registrable Shares, provided further that such liability will be limited to the  amount of net proceeds received by such Holder from the sale of such Holder’s Registrable Shares pursuant to such underwritten registered offering, including any Underwritten Offering.

(a)            Notwithstanding anything contained herein to the contrary, the Company’s Board of Trustees must approve any Underwriter engaged to conduct any underwritten registered offering, including any Underwritten Offering, pursuant to this Agreement; provided, however, that if such underwritten registered offering has been initiated by REIG and/or its affiliates or Citi, if Citi has become a Holder, and REIG and/or its affiliates or Citi is the sole Selling Holder in such offering, REIG or Citi, as the case may be, as the sole Selling Holder, shall have the right to select the Underwriter for such underwritten registered offering, subject to the approval of the Company’s Board of Trustees, which approval shall not be unreasonably withheld.

5.2            Rule 144.  The Company shall file any and all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.  Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such reporting requirements.

5.3            Market Stand Off.  In connection with the registration or offering of the Company’s securities, upon the reasonable request of the Company and the managing Underwriter of any underwritten offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any Registrable Shares (other than those included in the registration) without prior written consent of the Company, or such Underwriters, as the case may be, for such period of time (not to exceed 60 days from the effective date of such registration or offering) as the Company and the managing Underwriter may reasonably specify (the “Stand-Off Period”); provided, however, that:

(a)            all executive officers and trustees of the Company then holding Common Shares of the Company shall enter into similar agreements for not less than the time period required of the Holders hereunder; and

(b)            the Holders shall be allowed any concession or proportionate release allowed to any officer or trustee that entered into similar agreements.

In order to enforce the foregoing covenant in this Section 5.3, the Company shall have the right to place restrictive legends on the certificates representing the Registrable Shares subject to this Section 5.3 and to impose stop transfer instructions with respect to the Registrable Shares and such other Common Shares of each Holder (and the Common Shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Upon request, each such Holder agrees to execute a “lock-up” letter to such effect for the benefit of the Company or any Underwriter.

5.4            Amendments, Waivers, Etc.  This Agreement may not be amended, waived or otherwise modified or terminated except by an instrument in writing signed by the Company, Citi and the Requisite Holders. In determining the Requisite Holders for purposes of this Section 5.4, Registrable Shares held by Citi, if Citi has become a Holder, shall be excluded. For the avoidance of doubt, this provision does not apply to the terms and conditions of the Pledge Agreement.

5.5            Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

5.6            IRSA Guarantee.  IRSA hereby guarantees the obligations of the other Initial Holders hereunder and shall be liable to the Company, to the same extent as such Initial Holders, for all obligations of such Initial Holders hereunder, including, without limitation, the obligations of such Initial Holders set forth in Article IV hereof.

5.7            Entire Agreement.  This Agreement, together with the Purchase Agreement and the other agreements, instruments and documents referred to therein, constitutes the entire agreement of the parties hereto and supersedes all prior agreements, letters of intent and understandings, both written and oral, among the parties with respect to the subject matter hereof.

5.8            Articles, Sections.  Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement.

5.9            Governing Law; Choice of Forum.  This Agreement shall be construed in accordance with and governed by, the internal laws of the State of New York (without giving effect to such State’s principles of conflicts of laws principles).  Each of the parties hereto hereby irrevocably consents, to the maximum extent permitted by law, that any action or proceeding relating to this Agreement or the transactions contemplated hereby shall be brought, at the option of the party instituting the action or proceeding, in any court of general jurisdiction in New York County, New York, in the United States District Court for the Southern District of New York or in any state or federal court sitting in the area currently comprising the Southern District of New York.  Each of the parties hereto waives any objection that it may have to the conduct of any action or proceeding in any such court based on improper venue or forum non conveniens, waives personal service of any and all process upon it, and consents that all service of process may be made by mail or courier service directed to it at the address set forth herein and that service so made shall be deemed to be completed upon the earlier of actual receipt or ten days after the same shall have been posted or delivered to a nationally recognized courier service.  Nothing contained in this Section 5.9 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

5.10          Assignment of Registration Rights.  No Holder of Registrable Shares may assign all or any part of its rights under this Agreement to any person without the prior written consent of the Company, which consent shall not be unreasonably withheld. For the avoidance of doubt, this provision does not apply to the terms and conditions of the Pledge Agreement.

5.11          Parties in Interest.  This Agreement shall be binding upon and inure to the benefit of the Company and any successor organization that shall succeed to substantially all of the business and property of the Company, whether by merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise, including by operation of law (each, a “Successor”).  The Company hereby covenants and agrees that it shall cause any Successor to adopt and assume this Agreement.  If a parent entity of the Company or its Successor becomes the issuer of the Registrable Shares, then the Company or such Successor shall cause such parent entity to adopt and assume this Agreement to the same extent as if the parent entity were the Company or such Successor.

5.12          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile, or mailed by registered or certified mail (return receipt requested), or sent by Federal Express or other recognized overnight courier, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)            If to any Initial Holder, to:

Real Estate Investment Group L.P.
c/o IRSA Inversiones y Representaciones S.A.
Moreno 877, C1091AAQ

Buenos Aires, Argentina
Facsimile: +54 (11) 4323-7449
Attention:  Eduardo S. Elsztain

with a copy to (which shall not constitute notice):

Zang, Bergel & Viñes Abogados,
Florida 537, 18th Floor, C1005AAK
Buenos Aires, Argentina
Facsimile: +54 (11) 5166-7070
Attention:  Pablo Vergara del Carril

with a copy to (which shall not constitute notice):

Citibank, N.A.
388 Greenwich Street
New York, NY 10013
Facsimile: (212) XXX-XXXX
Attention: GTS Trade Services–Standby Letter of Credit–Product Manager

with a copy to (which shall not constitute notice):

La Sucursal de Citibank, N.A. en la República Argentina
Bartolomé Mitre 530, 4th Floor
Buenos Aires, Argentina (C1036AAJ)
Facsimile: (5411) 4329-1004
Attention: Carlos Ballanti

(b)            If to the Company, to:

Hersha Hospitality Trust
510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
Facsimile: (717) 774-7383
Attention: Ashish R. Parikh

with a copy to (which shall not constitute notice):

Hunton & Williams LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219
Facsimile: (804) 788-8218
Attention: James S. Seevers, Jr.

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt.  All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, on the date of receipt, if by facsimile, three business days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and one business day after the date of sending, if sent by Federal Express or other recognized overnight courier.

5.13          Headings.  The headings contained in this Agreement are for convenience of reference only and are not part of the substance of this Agreement.

5.14          Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders of not less than two-thirds of the then outstanding Registrable Shares, enter into any agreement with any holder or prospective holder of any equity securities of the Company that would allow such holder or prospective holder (a) to include such equity securities in any registration statement filed for the Registrable Shares pursuant to the terms of this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such equity securities in any such registration only to the extent that the inclusion of its equity securities will not reduce the amount of Registrable Shares of the Holders or (b) to have its equity securities registered on a registration statement that is declared effective prior to the Effectiveness Date.

[Signature page follows.]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be signed  by its duly authorized officer as of the date first written above.

REAL ESTATE INVESTMENT GROUP L.P.

By:	Jiwin S.A., its sole general partner

By:	/s/ Eduardo S. Elsztain
Name:
Title:

IRSA INVERSIONES Y REPRESENTACIONES SOCIEDAD ANÓNIMA

By:	/s/ Eduardo S. Elsztain
Name:
Title:

DOLPHIN FUND LTD.

By:	/s/ Eduardo S. Elsztain
Name:
Title:

HERSHA HOSPITALITY TRUST

By:	/s/ Michael R. Gillespie
Name: Michael R. Gillespie
Title: Chief Accounting Officer

CITIBANK, N.A.

By:	/s/ Leslie Munroe
Name: Leslie Munroe
Title: Attorney in Fact

Amended and Restated Registration Rights Agreement Signature Page